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                                                                   Exhibit 10.16

                                                                 EXECUTABLE COPY

                           STOCK TRANSFER AGREEMENT*

            This Stock Transfer Agreement (the "AGREEMENT") dated as of this fourteenth day of July, 2000 (the "Effective Date"), is entered into by and among Vastera, Inc., a Delaware corporation ("VASTERA"), Vastera Solution Services Corporation, a Delaware corporation and a wholly-owned subsidiary of Vastera ("SSC") and Ford Motor Company, a Delaware corporation ("FORD").

            WHEREAS, Vastera and Ford have been discussing certain arrangements regarding Ford's and Vastera's import/export customs service operations;

            WHEREAS, in connection with such discussions, SSC and Ford are, as of the date hereof, executing the Related Agreements; and

            WHEREAS, Vastera has agreed to issue to SSC certain of its shares of common stock, par value $0.01 per share (the "COMMON STOCK") and SSC has agreed to transfer such shares to Ford as consideration for the execution and delivery by Ford of this Agreement and the Related Agreements;

            NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are here acknowledged, the parties hereto agree as follows:

      1.    Transfer of the Common Stock.

            1.1. Agreement of Transfer. (a) Subject to the terms and conditions set forth in this Agreement and upon the basis of the representations, warranties and covenants contained in this Agreement, Ford agrees to acquire from SSC and SSC agrees to transfer to Ford at Closing, free and clear of any Encumbrances whatsoever, the greater of (i) 5,333,333 shares of the Common Stock of Vastera and (ii) 20% of the Common Stock of Vastera calculated on a fully diluted basis as of the Closing. The shares of Common Stock to be purchased by Ford are herein referred to as the "SHARES."

                  (b) In exchange for the Shares, Ford shall execute and delivery to SSC the Related Agreements.

                  (c) The parties to the Additional Agreements shall execute and deliver the Additional Agreements.

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* Portions of this document have been omitted, with the precise position of these omissions marked with an asterisk, pursuant to a request for confidential treatment and such omitted portions have been filed separately with the U.S. Securities and Exchange Commission.


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            1.2   Closing; Delivery of Common Stock.

                  (a) The closing (the "CLOSING") for the acquisition and transfer of the Shares shall take place within five (5) business days following satisfaction of the conditions to Closing set forth in this Agreement or the written waiver thereof by the party entitled to the benefit of such conditions.

                  (b) At the Closing and subject to the terms and conditions herein, SSC shall deliver to Ford one or more certificates representing the number of Shares of Common Stock to be received by Ford which Ford is purchasing from SSC upon delivery to SSC of the Related Agreements, fully executed by Ford.


      2.    Conditions of SSC's Obligations at Closing.

      The obligation of SSC to transfer the Shares to Ford is subject to the satisfaction, on or before the Closing, of the following conditions unless any such conditions are waived in writing by SSC:

      2.1 Related Agreements and Additional Agreements. Ford shall have delivered to SSC the Related Agreements and the Additional Agreements that have been fully executed by Ford.

      2.2. Representations and Warranties True at Closing. The representations and warranties made by Ford in Section 7 of this Agreement shall be true, complete and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of this Agreement (except in the case of any representation or warranty that by its terms is made solely as of a specific date, which need be accurate only as of such date).

      2.3. Covenant Compliance. Ford shall have performed or complied with in all material respects their agreements and covenants contained in this Agreement and the Related Agreements to be performed or complied with at or prior to the Closing.

      2.4 HSR Act. Any waiting period applicable to the purchase and sale of the Shares under the HSR Act shall have terminated or expired.

      2.5 No Adverse Change. On the Closing Date, the Business shall not have been or then be materially adversely affected in any way as a result of any casualty or disaster, accident, labor dispute, exercise of the power of eminent domain or other governmental act or any other fortuitous event, act of God or the public enemy, nor shall have there occurred any material adverse change in the Business.

      2.6 Litigation. No suit, action or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit or to obtain damages or other relief in connection with this Agreement or the Related


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Agreements or the consummation of the transactions contemplated hereby or thereby and there shall have been no investigation or inquiry made or commenced by any governmental agency in connection with this Agreement or the Related Agreements or the transactions contemplated by hereby or thereby.

      2.7 Business Combination Accounting Treatment. Vastera shall have received written approval or concurrence from the SEC of its treatment of the transaction contemplated hereby and the transactions contemplated by the Related Agreements as a business combination applying the purchase method of accounting under GAAP. This condition shall be deemed waived by Vastera in the event that no such written approval or concurrence has been received by Vastera within sixty (60) days of the Effective Date.

      3.    Conditions of Ford's Obligations at Closing.

      The obligation of Ford to acquire the Shares is, at its option, subject to the satisfaction, at Closing, of the following conditions unless any such conditions are waived in writing by Ford:

      3.1 Related Agreements and Additional Agreements. SSC shall have delivered to Ford the Related Agreements and the Additional Agreements that have been fully executed bythe parties to such Related Agreements and Additional Agreements other than Ford.

      3.2 Representations and Warranties True at Closing. The representations and warranties made by SSC and by Vastera in Section 6 of this Agreement shall be true, complete and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such date (except in the case of any representation or warranty that by its terms is made solely as of a specific date, which need be accurate only as of such date).

      3.3 Covenant Compliance. SSC and Vastera shall have performed or complied with in all material respects their agreements and covenants contained in this Agreement and the Related Agreements to be performed or complied with at or prior to Closing.

      3.4 Corporate Proceedings. All corporate and other proceedings required to be taken by SSC or Vastera in connection with the transactions contemplated by this Agreement and the Related Agreements and all documents incident thereto shall be satisfactory in form and substance to Ford and Ford shall have received all such counterpart originals or certified or other copies of such documents as it shall reasonably request.

      3.5 Secretary's Certificate. SSC shall have delivered to Ford copies of each of the following, in each case certified as of the Closing Date by the Secretary of SSC all resolutions of SSC's board of directors authorizing the execution, delivery and


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performance of this Agreement and the Related Agreements and the transfer and delivery of the Shares and a certification that all such resolutions are in full force and effect.

      3.6 Receipt of Certificates. SSC shall have delivered to Ford certificates representing the Shares endorsed in blank or with accompanying stock powers duly signed, and such other instruments or documents as Ford shall reasonably request to transfer good and marketable title to all of the Shares in Ford free, clear and discharged of all Encumbrances.

      3.7 HSR Act. Any waiting period applicable to the purchase and sale of the Shares under the HSR Act shall have terminated or expired.

      3.8 No Adverse Change. On the Closing Date, the business and properties of Vastera shall not have been or then be materially adversely affected in any way as a result of any casualty or disaster, accident, labor dispute, exercise of the power of eminent domain or other governmental act or any other fortuitous event, act of God or the public enemy, nor shall have there occurred any material adverse change in the business, financial position, or results of operations of Vastera.

      3.9 Litigation. No suit, action or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit or to obtain damages or other relief in connection with this Agreement or the Related Agreements or the consummation of the transactions contemplated hereby or thereby and to the knowledge of Vastera and SSC there shall have been no investigation or inquiry made or commenced by any governmental agency in connection with this Agreement or Related Agreements or the transactions contemplated hereby or thereby.

      3.10 Opinion of Counsel. Ford shall have been furnished with an opinion of counsel to Vastera and SSC dated as of the Closing Date with respect to certain matters of Delaware law, in form and substance reasonably satisfactory to Ford.

      3.11 Business Combination Accounting Treatment. Vastera shall have received written approval or concurrence from the SEC of its treatment of the transaction contemplated hereby and the transactions contemplated by the Related Agreements as a business combination applying the purchase method of accounting under GAAP. This condition shall be deemed waived by Ford in the event that no such written approval or concurrence has been received by Vastera within sixty
(60) days of the Effective Date.

      All documents referred to in this Section 3 to be executed and delivered to Ford shall be reasonably satisfactory in form and substance to Ford.

      4.    Covenants of Ford.


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            4.1   Limitation on Acquiring Additional Stock. (a) Except as
otherwise provided in this Agreement, Ford agrees that from the closing date of the IPO until * (the "Market Standstill Period") under no circumstance will it acquire additional shares of Vastera Common Stock if such acquisition would cause the total number of shares held by Ford to exceed * of Vastera's issued and outstanding Common Stock (the "Market Standstill Percentage"), unless Ford first receives the written consent of Vastera's Board of Directors; provided that this obligation shall not apply to the acquisition by Ford of any shares of Vastera common stock obtained pursuant to any dividend in kind distribution or any other distribution or transaction which does not require the payment of consideration by Ford.

            (b) If Ford breaches its market standstill obligation contained in subsection 4.1(a) and as a result of such breach, Ford's holdings of Vastera issued and outstanding Common Stock exceeds * of the issued and outstanding Common Stock of Vastera but does not exceed * of the same, then Vastera will have the right but not the obligation to purchase such number of shares of Vastera Common Stock held by Ford as will reduce Ford's ownership interest to * of the then outstanding shares of Vastera Common Stock (taking such purchase into effect). The price per share to be paid by Vastera any time it exercises its purchase right hereunder shall be the lesser of *.

            (c) If Ford breaches its market standstill obligation contained in subsection 4.1(a) and as a result of such breach, Ford's holdings of Vastera issued and outstanding Common Stock exceeds * of the issued and outstanding Common Stock of Vastera, then Vastera shall have the right but not the obligation to purchase such number of shares of Vastera Common Stock held by Ford as will reduce Ford's ownership interest to * of the then outstanding shares of Vastera Common Stock (taking such purchase into effect). The price per share to be paid by Vastera any time it exercises its purchase right hereunder shall be the lesser of *.

            (d) Notwithstanding the market standstill provisions contained in subsection 4.1(a) to the contrary, Vastera acknowledges that if, during the term of the Market Standstill Period: (i) Vastera enters into an agreement with a third party permitting such third party to acquire an ownership percentage that exceeds Ford's Market Standstill Percentage, Ford's Market Standstill Percentage will immediately be adjusted upward to equal that of such third party; and (ii) if any third party, by way of direct purchase from Vastera, open market purchase or any combination thereof acquires an ownership percentage that exceeds Ford's Market Standstill Percentage, the terms and conditions of subsection 4.1(a) shall immediately terminate and be of no further force or effect. In addition, if Vastera breaches the terms and conditions of Related Agreements, the terms and conditions of subsection 4.1(a) shall immediately terminate and be of no further force or effect.

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* This portion of the document has been omitted pursuant to a request for confidential treatment and such portion has been filed separately with the U.S. Securities and Exchange Commission.


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            4.2   Limitation on Sale of Shares. For so long as Ford holds at least * of the Common Stock on a fully diluted basis, Ford will have the right to sell the Shares pursuant to a registration statement only in accordance with the following schedule: (i) * of the initial number of Shares acquired pursuant to this Agreement (the "INITIAL SHARES") on or after * following the closing date of the IPO ; (ii) * of the Initial Shares on or after * following the closing date of the IPO; (iii) * of the Initial Shares on or after * following closing date of the IPO; (iv) * of the Initial Shares on or after * following closing date of the IPO; (v) * on or after * following the closing date of the IPO. The number of Shares that can be sold shall be adjusted for any stock splits, stock dividends or other events affecting the capitalization of Vastera.

            4.3. Termination of Market Standstill and Limitations on Ford Sales. If either (i) Vastera postpones or otherwise delays proceeding with its IPO beyond the period ending 90 days after the Effective Date, and the reason or reasons underlying Vastera's decision to postpone proceeding with such IPO are not reasonably based upon market conditions and factors, or (ii) Vastera has not consummated the initial sale of shares of its Common Stock pursuant to its IPO within 18 months of the Effective Date (regardless of market conditions), then the terms and conditions contained in clauses (iv) and (v) of subsection 4.2 shall terminate and Ford shall be entitled to sell 100% of the Initial Shares at anytime following the second anniversary of the closing date of the IPO; provided however, that if following termination of the terms and conditions of clauses (iv) and (v) pursuant to this section 4.3(a), Ford desires to increase its ownership percentage in Vastera above the Market Standstill Percentage then in effect, then any offer by Ford to purchase issued and outstanding shares of Vastera common stock must be extended to all of Vastera's stockholders that hold issued and outstanding shares of Vastera common stock. If Ford does not extend such offer to all such stockholders, then Ford shall remain bound by the terms and conditions of Section 4.1.

            4.4. Survival. The covenants contained in Subsections 4.1 and 4.2 shall survive the Closing.

            4.5 Breach of Representations and Warranties. Ford shall not take any action that would breach or cause to be inaccurate any of the representations and warranties set forth in Section 7. Promptly after becoming aware of the occurrence of or the pending or threatened occurrence of any event that would cause or constitute such a breach or inaccuracy, Ford shall give detailed written notice thereof to Vastera and SSC and shall use its diligent efforts to prevent or remedy such breach or inaccuracy promptly.

      5.    Covenants of SSC and Vastera.

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* This portion of the document has been omitted pursuant to a request for confidential treatment and such portion has been filed separately with the U.S. Securities and Exchange Commission.


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            5.1.  Observer Rights. Upon the execution of this Agreement, Ford shall have the right to designate one representative (the "FORD OBSERVER") who shall have the right to (i) attend each meeting of the Board of Directors of Vastera, (ii) receive all notices of the time and place of any such meeting in the same manner and at the same time as notice is sent to the directors or committee members and (iii) receive copies of all notices, reports, minutes, consents and other documents at the time and in the manner as they are provided to the Board of Directors of Vastera; provided however, such representative shall have no right to call a vote, prevent a vote, or vote on matters presented or discussed at any meetings of the Board of Directors of Vastera. The right of Ford to designate the Ford Observer shall terminate in the event that Ford's share of Vastera Common Stock is less than * of Vastera's total equity on a fully diluted basis.

            5.2 Survival. The covenants contained in Subsection 5.1 shall survive the Closing.

            5.3 Breach of Representations and Warranties. Vastera shall not take any action that would breach or cause to be inaccurate any of the representations and warranties set forth in Section 6. Promptly after becoming aware of the occurrence of or the pending or threatened occurrence of any event that would cause or constitute such a breach or inaccuracy, Vastera shall give detailed written notice thereof to Ford and shall use its diligent efforts to prevent or remedy such breach or inaccuracy promptly.

      6. Representations and Warranties of Vastera and SSC. Vastera and SSC each hereby represents and warrants to Ford as follows, except as set forth on the attached disclosure schedules, that:

            6.1 Organization. Vastera and each subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Vastera and each subsidiary is qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or properties requires it to be so qualified, the failure of which must have a material adverse effect on Vastera to constitute a breach of this representation.

            6.2 Authorization. Each of Vastera and SSC has full corporate power and authority to enter into this Agreement and the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Vastera and SSC each has taken all necessary and appropriate corporate action with respect to the execution and delivery of this Agreement and the Related Agreements. No other corporate proceedings on the part of either Vastera or SSC are necessary to authorize this Agreement or the Related Agreements or to consummate the transactions so contemplated hereby and thereby, including approval by any creditors of Vastera or SSC. This Agreement and each Related Agreement constitutes valid and binding obligations of Vastera and SSC (to the

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* This portion of the document has been omitted pursuant to a request for confidential treatment and such portion has been filed separately with the U.S. Securities and Exchange Commission.


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extent either is a party thereto), enforceable in accordance with its respective terms except as limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors' rights and remedies generally.

            6.3 Subsidiaries. Except as set forth in the attached Schedule 6.3, Vastera has no subsidiaries. Vastera does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

            6.4 Capitalization. (a) The authorized capital stock of Vastera (immediately prior to the Closing) will consist of 29,197,589 shares of capital stock, consisting of: (i) 20,000,000 shares of Common Stock, and (ii) 9,197,589 shares of preferred stock, $.01 par value per share (the "PREFERRED STOCK"). Of the 20,000,000 authorized shares of Common Stock, 4,421,794 shares are issued and outstanding. The 9,197,589 shares of Preferred Stock are designated by series and number consisting of: (i) 807,000 shares of Series A Preferred Stock, of which 800,000 shares are issued and outstanding and 7,000 shares are reserved for issuance upon exercise of an outstanding warrant; (ii) 173,000 shares of Series B Preferred Stock, of which 104,208 shares are issued and outstanding and 4,511 shares are reserved for issuance upon exercise of certain warrants; (iii) 2,329,259 shares of Series C Preferred Stock, of which 2,310,813 shares are issued and outstanding and 18,446 shares are reserved for issuance upon exercise of certain warrants; (iv) 405,488 shares of Series C-1 Preferred Stock, of which 357,011 shares are issued and outstanding; (v) 3,004,512 shares of Series D Preferred Stock, of which 2,973,749 shares are issued and outstanding and 30,763 shares are reserved for issuance upon exercise of certain warrants; (vi) 631,608 shares of Series D-1 Preferred Stock, of which 196,980 shares are issued and outstanding and 385,505 shares are reserved for issuance upon exercise of certain warrants; and (vii) 1,846,722 shares of Series E Preferred Stock, of which 1,569,577 shares are issued and outstanding. All of the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on
Schedule 6.4 or provided in this Agreement or in the Certificate of Incorporation, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of Vastera is authorized or outstanding, (ii) there is no commitment of Vastera to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of Vastera, and
(iii) Vastera has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth on Schedule 6.4, as provided in the Second Amended and Restated Investors' Rights Agreement dated as of November 24, 1998, as amended from time to time (the "INVESTORS' RIGHTS AGREEMENT") attached hereto as Exhibit A or as provided in this Agreement or in the Certificate of Incorporation, no person or entity is entitled to (i) any preemptive or similar right with respect to the


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issuance of any capital stock of Vastera or (ii) any rights with respect to the registration of any capital stock of Vastera under the Securities Act of 1933, as amended (the "SECURITIES ACT"). All of the issued and outstanding shares of Common Stock and Preferred Stock have been offered, issued and sold by Vastera in compliance with applicable Federal and state securities laws. To the best of Vastera's knowledge, other than as set forth in the Second Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of November 24, 1998, as amended from time to time (the "CO-SALE AGREEMENT") attached hereto as Exhibit B no stockholder of Vastera has granted options or other rights to purchase any shares of Common Stock from such stockholder.

            (b) As of the Closing Date, after giving effect to the Closing, Ford shall be the record owner of the greater of (i) 5,333,333 shares of the Common Stock of Vastera and (ii) 20% of the Common Stock of Vastera calculated on a fully diluted basis as of the Closing. Exhibit I sets forth those Persons who are or shall be record owner of at least 5% of the Common Stock of Vastera calculated on a fully diluted basis as of the Closing.

            6.5 Issuance of Shares. The issuance of the Shares to SSC was duly authorized by all necessary corporate action on the part of the Vastera, and the Shares so issued and delivered to SSC are duly and validly issued, fully paid and non-assessable.

            6.6 Ownership of Shares. SSC is the record and beneficial owner of, and has good and marketable title free and clear of any Encumbrances to the Shares. Upon transfer to Ford of certificates representing the Shares, Ford will be the absolute owner of such Shares free, clear and discharged of and from any Encumbrances.

            6.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of Vastera or SSC in connection with (i) the execution and delivery of this Agreement, (ii) the issuance or transfer of the Shares, (iii) the other transactions to be consummated at the Closing, as contemplated by this Agreement, provided, however, that in connection with provision (ii) of this Section 6.7 the following are required: (a) requisite filings with the appropriate state securities authorities, which Vastera hereby covenants to make on a timely basis and (b) such filings as shall have been made prior to and shall be effective on and as of the Closing or within the prescribed time period following Closing. Assuming the accuracy of the representations and warranties of Ford in Section 7 of this Agreement, the transfer of the Shares to Ford will be exempt from applicable Federal and state securities registration requirements.

            6.8 Financial Statements. Vastera has delivered to Ford (i) a complete and correct copy of the audited balance sheet of Vastera and its Subsidiaries as of December 31, 1999 and as of December 31, 1998 and the related statements of


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operations and cash flows for the fiscal years then ended, compiled by Vastera
(the "AUDITED FINANCIAL STATEMENTS") and (ii) a complete and correct copy of the unaudited balance sheet of Vastera (the "STUB PERIOD BALANCE SHEET") as of March 31, 2000 (the "STUB PERIOD BALANCE SHEET Date") and the related statements of operations and cash flows for the three-month periods then ended, compiled by Vastera (the "STUB PERIOD FINANCIAL STATEMENTS" and together with the Audited Financial Statements, the "FINANCIAL STATEMENTS"). The Financial Statements are complete and correct, are in accordance with the books and records of Vastera and present fairly the financial condition and results of operations of Vastera, as of the dates and for the periods indicated. The Audited Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied. The Stub Period Financial Statements have been prepared for the internal use of management and may not be in accordance with generally accepted accounting principles because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which in the aggregate will not be material.

            6.9 Absence of Liabilities. Except as disclosed on Schedule 6.9, neither Vastera nor any of its Subsidiaries has any material liabilities and material contingent liabilities which are not disclosed, or adequately provided for, in the Financial Statements, with the exception of liabilities incurred in the ordinary course of business subsequent to the Stub Period Balance Sheet Date which do not have, either in any individual case or in the aggregate, a material adverse effect on Vastera's or its Subsidiaries' assets, liabilities, financial condition, operation or prospects. Except as disclosed on Schedule 6.9, since the Stub Period Balance Sheet Date, there has been no material adverse change in the condition, financial or otherwise, net worth or results of operations of Vastera and its Subsidiaries, other than changes occurring in the ordinary course of business which changes have not, individually or in the aggregate, had a material adverse effect on the business, prospects, properties or condition, financial or otherwise, of Vastera.

            6.10 Agreements; Action. Except as set forth on Schedule 6.10, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which Vastera or any of its Subsidiaries is a party or, to its knowledge, is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, Vastera or any of its Subsidiaries in excess of $100,000 (other than obligations of, or payments to, Vastera or any of its Subsidiaries arising from purchase or sale agreements entered into in the ordinary course of business), (ii) the license of any patent, copyright, trade secret or other proprietary right to or from Vastera or any of its Subsidiaries (other than licenses arising from the purchase of "off the shelf" or other standard products), (iii) provisions restricting or affecting the development, manufacture or distribution of Vastera's or any of its Subsidiaries' products or services, or (iv) indemnification by Vastera or any of its Subsidiaries with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into the ordinary course of business).


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

            6.11 Compliance. Each of Vastera and its Subsidiaries has, in all material respects, complied with all laws, regulations and orders applicable to its present and proposed business, except where the failure to be in compliance with such laws, regulations or orders would not have a material adverse effect on the business, operations or condition of Vastera or any of its Subsidiaries. There is no term or provision of any material mortgage, indenture, contract, agreement or instrument to which Vastera or any of its Subsidiaries is a party or by which it is bound, or, to the best knowledge of Vastera, of any provision of any state or Federal judgment, decree, order, statute, rule or regulation applicable to or binding upon Vastera or any of its Subsidiaries, that materially adversely affects or, so far as Vastera may now foresee, in the future is reasonably likely to materially adversely affect, the business, prospects, condition, affairs or operations of Vastera or any of its Subsidiaries, properties or assets. To the best of the knowledge of Vastera, no employee of Vastera or any of its Subsidiaries is in violation of any contract or covenant (either with Vastera or with another entity) relating to employment, patent, other proprietary information disclosure, non-competition, or non-solicitation. Vastera and its Subsidiaries have all necessary permits, licenses and other authorizations required to conduct their business as conducted and Vastera and its Subsidiaries have been operating their business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations, except where the failure to obtain such permit, license or authorization or their non-compliance has not and could not reasonably be expected to have a material adverse effect on the business operations or conditions of Vastera and its Subsidiaries.

            6.12 Books and Records. The minute books of Vastera contain complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of Vastera is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of Vastera.

            6.13 Litigation. Except as set forth in the attached Schedule 6.13 for all representations and warranties in this Section 6.13, there is no (i) action, suit, claim, proceeding or investigation pending or, to the best of Vastera's knowledge, threatened against or affecting Vastera or its Subsidiaries, at law or in equity, or (ii) governmental inquiry pending or, to the best of Vastera's knowledge, threatened against or affecting Vastera or its Subsidiaries, and to the best of Vastera's knowledge there is no basis for any of the foregoing. Neither Vastera nor any of its Subsidiaries is not in default with respect to any order, writ, injunction or decree known to or served upon Vastera or any of its Subsidiaries of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by Vastera or its Subsidiaries pending, threatened or contemplated against others.

            6.14 Patents, Trademarks, Etc. Each of Vastera and its Subsidiaries owns or possesses licenses or other rights to use all intellectual property necessary or desirable to the conduct of its business as conducted, and no claim is pending or threatened to the effect that the operations of Vastera or any of its Subsidiaries infringe upon or conflict with the asserted rights of any other Person under any intellectual property, and there is no basis for any such claim (whether or not pending or threatened). No claim is pending or, to the best of Vastera's knowledge, threatened to the effect that any such intellectual property owned or licensed by Vastera or its Subsidiaries, or which Vastera or its Subsidiaries otherwise have the right to use, is invalid or unenforceable by Vastera or any of its Subsidiaries, and, to the best of Vastera's knowledge, there is no basis for any such claim (whether or not pending or threatened).

            6.15 Taxes. Except as set forth in the attached Schedule 6.15, Vastera and each of its Subsidiaries has filed all tax returns, Federal, state, county and local, required to be filed by it, and each of Vastera and its Subsidiaries has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation, all taxes which Vastera is obligated to withhold from amounts owing to employees, creditors and third parties. Each of Vastera and its Subsidiaries has established adequate reserves for all taxes accrued but not yet payable. The Federal income tax returns of Vastera and each of its Subsidiaries have never been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of Vastera's or any of its Subsidiaries' Federal, state, county or local taxes is pending or, to the best of Vastera's knowledge, threatened. There is no tax lien (other than for current taxes not yet due and payable), whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of Vastera or its Subsidiaries. Neither Vastera nor any of its present or former stockholders has ever filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended, that Vastera be taxed as an S corporation.

            6.16. Assets; Real Property.

            (a) Except as set forth in the attached Schedule 6.16(a) Vastera and each of its Subsidiaries has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises or shown on The Financial Statements or acquired thereafter, free and clear of all Encumbrances, except for properties and assets disposed of in the ordinary course of business since the date of The Financial Statements and except for Encumbrances disclosed on The Financial Statements and liens for current property taxes not yet due and payable. Vastera and each of its Subsidiaries owns, or has a valid leasehold interest in, all assets and properties necessary for the conduct of its business as conducted.

            (b) Neither Vastera nor any of its Subsidiaries has and never has had, any ownership interest, security interest or other interest of any kind in any real property whatsoever with the exception of real property leases for office space.

            6.17. Contracts; No Defaults. Neither Vastera nor any of its Subsidiaries is in default with respect to the performance of any of its obligations under any agreements material to Vastera and its Subsidiaries, including but not limited to, employment agreements, agreements involving performance of services or delivery of goods or materials to or by Vastera or its Subsidiaries, and each lease, rental, license and conditional sale agreement affecting any real or personal property used, owned or licensed by Vastera or its Subsidiaries, agreements relating to intellectual property used, owned or licensed by Vastera or its Subsidiaries, and other agreements to which Vastera or its Subsidiaries is a party or is bound, in each case if the agreement involves the payment of $100,000 or more in either a single payment or over a twelve-month period. Each such agreement is in full force and effect and is valid and enforceable in accordance with its terms.

            6.18. Employees. To the best knowledge of Vastera or SSC, no executive or key employee of Vastera or any of its Subsidiaries or any group of employees of Vastera or any of its Subsidiaries has any plans to terminate employment with Vastera or any of its Subsidiaries. Neither Vastera or any of its Subsidiaries, nor to the best of Vastera's knowledge, any of its employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present business activities of Vastera or any of its Subsidiaries. Neither Vastera nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes and no activity or claims have been threatened.

            6.19. ERISA. Vastera's plans or trusts and the plans or trusts of its Subsidiaries are all in compliance with ERISA and the Internal Revenue Code of 1986.

            6.20. Offering. Subject to the truth of the representations and warranties of Ford contained in Section 7 hereof, the transfer of the Shares is exempt from the registration requirements of the Securities Act of 1933, as amended.

            6.21. Related Party Transactions. Except as set forth in the attached Schedule 6.21, no employee, officer or director of Vastera or any of its Subsidiaries, or member of the immediate family of any of them, is indebted to Vastera or any of its Subsidiaries, nor is Vastera or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them. No employee, officer or director of Vastera or any of its Subsidiaries, or member of the immediate family of any of them, has any direct or indirect ownership interest in any Person with which Vastera or any of its Subsidiaries is affiliated or with which Vastera has a business relationship, or any Person that competes with Vastera or any of its Subsidiaries. No employee, officer or director of Vastera or any of its Subsidiaries, or member of the immediate family of any of them, is, directly or indirectly, interested in any material agreement with Vastera or any of its Subsidiaries.

            6.22 Disclosures. Neither this Agreement nor any exhibit hereto, nor any report, certificate or instrument furnished to Ford in connection with the transactions contemplated by this Agreement, when read together, contains or will contain any material misstatement of fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Vastera knows of no information or fact that has or would have a material adverse effect on the business, prospects or condition (financial or otherwise) of Vastera that has not been disclosed to Ford in writing.

      7. Representations and Warranties of Ford. Ford represents and warrants to Vastera as follows, except as set forth on the attached disclosure schedules, that:

            7.1 Organization; Good Standing; Power. Ford is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            7.2 Authorization of Ford. Ford has full power and authority to enter into this Agreement and the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Ford has taken all necessary and appropriate corporate action with respect to the execution and delivery of this Agreement and the Related Agreements. No other corporate proceedings on the part of Ford are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby including approval by any creditors of Ford. This Agreement and each Related Agreement constitutes valid and binding obligations of Ford, enforceable in accordance with their terms except as limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors' rights and remedies generally.

            7.3 Investment Intent. Ford is acquiring the Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution thereof, nor with any present intention of selling or otherwise disposing of the same.

            7.4. Investment Experience; Accredited Investor Status. Ford is an informed and sophisticated investor, and has sufficient knowledge and experience in business and financial matters to permit it to evaluate the merits and risks of an investment in Vastera. Ford is an "accredited investor" as defined in Regulation D promulgated under the Securities Act. Ford acknowledges that the Shares are being issued and sold under exemptions from registration provided in the Securities Act and under applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act or applicable state securities laws or an exemption from such registrations is available. Accordingly, Ford represents and warrants that it is able to bear the economic risk of any investment in the Shares.

            7.5. Information. Ford represents that it has had the opportunity to ask questions and receive answers concerning the Shares and to obtain whatever information concerning Vastera as has been requested by Ford in order to make its investment decision.

            7.6 Conduct of Business. At all times, Ford has conducted the Business diligently in the ordinary course thereof.

            7.7 Undisclosed Liabilities, Releases and Waivers. There are no debts, liabilities or obligations with respect to which the assets of the Business that are being acquired by SSC are subject, whether liquidated, unliquidated, accrued, absolute, contingent, or otherwise other than in the ordinary course of business.

            7.8 Compliance with Laws. To Ford's knowledge, Ford has complied and is in compliance with all applicable foreign, federal, state, and local laws, statutes, licensing requirements, rules, and regulations, and judicial or administrative decisions applicable to the Business where the failure to so comply could have a material adverse effect on the results of operations or financial condition of the Business.

            7.9 Consents. Except for the requirements of the HSR Act or as set forth on Schedule 7.9, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of Ford in connection with (i) the execution and delivery of this Agreement or (ii) the transactions to be consummated at the Closing, as contemplated by this Agreement.

            7.10 Restrictive Documents or Orders. Ford is not a party to or bound under any agreement, contract, order, judgment, writ, rule regulation or decree, or any similar restriction not of general application which reasonably could be expected to materially adversely affect, (i) the continued operation by SSC of the Business after the Closing on substantially the same basis as the Business was theretofore operated (assuming that SSC and Vastera have received all requisite consents and are qualified and authorized to operate the Business in each jurisdiction in which the nature of the Business requires it to be so qualified), or (ii) the consummation of the transactions contemplated by this Agreement.

            7.11 Absence of Change. Since March 31, 2000, there has been no material adverse change in the condition of the Business, financial or otherwise, other than changes occurring in the ordinary course of business which changes have not, individually or in the aggregate, had a materially adverse effect on the Business.

            7.12  Litigation. Except as set forth on Schedule 7.12, there is no
(i) action, suit, claim, proceeding or investigation pending or, to Ford's knowledge, threatened against or affecting the operation of the Business by Ford, at law or in equity, or (ii) governmental inquiry pending or, to Ford's knowledge, threatened against or affecting the operation of the Business by Ford. Ford is not in default with respect to any order, writ, injunction or decree known to or served upon Ford relating to the Business of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

            7.13 No Conflict or Default. Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof and thereof, including without limitation, the consummation of the transactions contemplated hereby and thereby, will violate any statute, regulation, or ordinance of any governmental authority, or conflict with or result in the breach of any term, condition, or provision of its Articles of Incorporation or Bylaws, as presently in effect, or of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation, or instrument to which Ford is a party or by which it is or may be bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder.

      8. Survival of Representations and Warranties. Except as expressly provided elsewhere herein, all representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby for a period of two years.

      9. Financial Statements. The audited financial statements of the Business are attached hereto as Exhibit G. Ford makes no representations as to the accuracy of such financial statements.

      10. Dispute Resolution. If a material breach occurs or a dispute arises between the parties relating to this Agreement, the following procedure shall be implemented in lieu of litigation, except that either party may seek injunctive relief from a court where appropriate in order to maintain the status quo while this procedure is being followed:

      (a) The parties shall hold a meeting promptly, attended by persons with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute; provided, however, that no such meeting shall be deemed to vitiate or reduce the obligations and liabilities of the parties hereunder or be deemed a waiver by a party hereto of any remedies to which such party would otherwise be entitled hereunder.

      (b) If within thirty (30) days after such meeting the parties have not succeeded in negotiating a resolution of the dispute, they agree to submit the dispute to mediation in accordance with the then current Model Procedure for Mediation of Business Disputes of the Center for Public Resources and to bear equally the costs of the mediation.

      (c) The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the Center for Public Resources if they have been unable to agree upon such appointment within twenty (20) days from the conclusion of the negotiation period.

      (d) The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of thirty (30) days. If the parties are not successful in resolving the dispute through the mediation, then the parties agree to submit the matter to binding arbitration or a private adjudicator.

      (e) Mediation or arbitration shall take place in Pittsburgh, Pennsylvania unless otherwise agreed by the parties. Equitable remedies shall be available in any arbitration. Punitive damages shall not be awarded. This Section is subject to the Federal Arbitration Act, 9 U.S.C.A. Section 1 et seq.

      (f) In the event of arbitration, the parties agree that the award of the arbitrator shall be (1) the sole and exclusive remedy between them regarding any claims, counterclaims, or issues presented to the arbitrator; (2) final and subject to no judicial review; and (3) made and shall promptly be payable in U.S. dollars free of any tax, deduction, or offset. The parties further agree that any costs, fees, or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The parties hereto agree that judgment on the arbitration award may be entered and enforced in any court of competent jurisdiction. Each party shall, except as otherwise provided herein, be responsible for its own costs, including legal fees, incurred in the course of any arbitration proceedings. The fees of the arbitrator shall be divided evenly between the parties.

      11. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, by recognized overnight courier service or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

            If to Vastera, at Vastera, Inc., 45025 Aviation Drive, Suite 200, Dulles, VA 20166, Attention: President, or at such other address or addresses as may have been furnished in writing by Vastera to Ford, with a copy to Brian D. Henderson, Esq., Brobeck, Phleger & Harrison LLP, 701 Pennsylvania Avenue, N.W., Washington, D.C. 20004;

            If to Ford, at One American Road, Dearborn, Michigan 48126,
Attention: Secretary, or at such other address or addresses as may have been furnished to Vastera in writing by Ford, with a copy to Ford Motor Company, Office of the General Counsel, One American Road, WHQ Suite 320, Dearborn, Michigan 48126, Attention: Assistant General Counsel --Transactions.

            Notices provided in accordance with this Section 10 shall be deemed delivered upon personal delivery, one business day after delivery to a recognized overnight courier service or two business days after deposit in the mail.

      12.   Miscellaneous.

            12.1 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

            12.2 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of Vastera and Ford. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon each of Ford and Vastera. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

            12.3. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

            12.4. Headings. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

            12.5. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

            12.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

            12.7. In connection with this Agreement, Ford and Vastera have executed a Parent Guaranty, attached hereto as Exhibit H.

            12.8. Definitions. The following terms as used in this Agreement shall have the meanings specified below:

      "ADDITIONAL AGREEMENTS" means the Registration Rights Agreement and the New Co-Sale Agreement.

      "BUSINESS" means the assets and rights transferred by Ford to Vastera pursuant to the Related Agreements and all liabilities arising from or associated with the Related Agreements, but specifically excluding any earnings deficit associated with the Business prior to the date hereof.

      "ENCUMBRANCE" means any claim, charge, lease, covenant, easement, encumbrance, security interest, lien, option, pledge, right of others, mortgage, hypothecation, conditional sale, or restriction (whether on voting, sale, transfer, disposition, or otherwise), whether imposed by agreement, understanding, law, equity, or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

      "GAAP" means U.S. generally accepted accounting principals.

      "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

      "IPO" means the initial underwritten public offering of shares of Vastera's Common Stock, with an aggregate offering price of no less than $20,000,000.

      "NEW CO-SALE AGREEMENT" means the Co-Sale Agreement, as amended only to include Ford as an "Investor" (as such term is defined in the Co-Sale Agreement) that will be executed by the Parties as of the date of Closing.

      "RELATED AGREEMENTS" means

            (a) The License Agreement, dated as of the date hereof, and attached hereto as Exhibit C.

            (b) The Employee Transfer Agreement, dated as of the date hereof, and attached hereto as Exhibit D.

            (c) The Employee Secondment Agreement, dated as of the date hereof, and attached hereto as Exhibit E.

      "REGISTRATION RIGHTS AGREEMENT" means the agreement in the form of the Third Amended and Restated Investors' Rights Agreement, that is (attached hereto as Exhibit F) that will be executed by the Parties as of the date of Closing.

      "SEC" means the United States Securities and Exchange Commission.

      "TO FORD'S KNOWLEDGE" means the actual knowledge of Gary Boone, Manager, Global Customs and the knowledge that he should have had acting as a reasonably prudent manager in his capacity as Manager, Global Customs.

            12.8 Successors and Assigns. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto.


                           [SIGNATURE PAGE TO FOLLOW]

      IN WITNESS WHEREOF, the undersigned have hereunto set their hands to this Stock Issuance Agreement as of the day and year first above written.

                                           VASTERA, INC.


                                           By:  /s/ Arjun Rishi
                                               --------------------------------





                                           VASTERA SOLUTION SERVICES CORPORATION


                                           By:  /s/ Arjun Rishi
                                               --------------------------------




                                           FORD MOTOR COMPANY

                                           By:  /s/ Frank Taylor
                                               --------------------------------